Exhibit 99.1

For Further Information:

Investors:	H. Gene Shiels 281-504-4886
Media:	Richard A. Ott 281-504-4720

Kraton Polymers LLC and Kraton Polymers Capital Corporation Commence Tender Offer and Consent Solicitation for

their 8.125% Senior Subordinated Notes Due 2014

(CUSIP No. 50076XAB7)

HOUSTON, TX (January 28, 2011) – Kraton Polymers LLC and Kraton Polymers Capital Corporation (together, the “Company”), two subsidiaries of Kraton Performance Polymers, Inc. (NYSE: KRA) (together with its subsidiaries including the Company, “Kraton”), a leading global producer of styrenic block copolymers, announced today the commencement of a tender offer to purchase for cash any and all of their outstanding 8.125% Senior Subordinated Notes due 2014 (CUSIP No. 50076XAB7) (the “Notes”), and a concurrent solicitation of consents from the holders of the Notes to amend the indenture governing the Notes (the “Indenture”). $163 million in aggregate principal amount of Notes is currently outstanding, not including Notes held in treasury.

The tender offer and consent solicitation are both scheduled to expire at 8:00 A.M., New York City time on February 28, 2011, unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Date”). Holders who validly tender their Notes and deliver their consents on or before 5:00 P.M. New York City time on February 10, 2011, unless extended or earlier terminated (such time and date, as the same may be extended, the “Early Consent Deadline”) will be eligible to receive a total consideration of $1,017.00 per $1,000 principal amount of the Notes tendered. Holders who validly tender their Notes and deliver their consents after the Early Consent Deadline but on or before the Expiration Date will be eligible to receive a tender offer consideration of $1,000.00 per $1,000 principal amount of the Notes, which is equal to the total consideration minus a consent payment of $17.00 per $1,000 principal amount of Notes.

Holders will be eligible to receive accrued and unpaid interest from the most recent interest payment date for the Notes to, but not including, the applicable payment date for the Notes they tendered in the tender offer. The payment date for Notes accepted for purchase will be no later than promptly after the Expiration Date, or such earlier date as determined by the Company.

The consents are being solicited to eliminate substantially all of the restrictive covenants, certain events of default and related provisions contained in the Indenture. Holders may not tender their Notes without delivering their consents or deliver their consents without tendering their Notes.

Concurrently with the tender offer and consent solicitation, Kraton expects to pursue a refinancing transaction, which may consist of a senior secured credit facility, an issuance of notes or a combination of both.

The obligation of the Company to accept for purchase, and to pay for, Notes validly tendered pursuant to the tender offer is subject to, and conditioned upon, the satisfaction or waiver of certain conditions, including the successful completion of a refinancing transaction, the execution of a supplemental indenture reflecting the proposed amendments to the Indenture and other customary general conditions.

Upon the successful completion of its refinancing transaction, the Company will issue a notice to redeem any and all Notes that are not purchased in the tender offer.

Notes delivered pursuant to the tender offer may be validly withdrawn and consents delivered pursuant to the consent solicitation may be validly revoked at any time on or before the earlier to occur of (i) 5:00 P.M., New York City time on February 10, 2011 or (ii) the date and time when the supplemental indenture reflecting the proposed amendments to the Indenture is executed.

The complete terms and conditions of the tender offer are described in the Company’s Offer to Purchase and Consent Solicitation Statement dated January 28, 2011, copies of which may be obtained by contacting D.F. King & Co., Inc. as Information Agent at (800) 967-7635 (U.S. toll-free) or (212) 269-5550. The company has engaged BofA Merrill Lynch to serve as Dealer Manager and Solicitation Agent for the tender offer. Questions regarding the tender offer and consent solicitation may be directed to BofA Merrill Lynch at (888) 292-0070 (U.S. toll-free) or (980) 388-9217.

None of the Company, the Dealer Manager and Solicitation Agent or the Information Agent make any recommendations as to whether holders should tender their Notes pursuant to the tender offer or consent to the proposed indenture amendments, and no one has been authorized by any of them to make such recommendations. Holders must make their own decisions as to whether to tender Notes and deliver consents, and, if so, the principal amount of Notes to tender.

This press release does not constitute a notice of redemption under the optional redemption provision of the Indenture. This press release also does not constitute an offer to purchase, a solicitation of an offer to sell nor a solicitation of consents with respect to, and Notes or other securities, nor shall there be any purchase of Notes in any state or jurisdiction in which such offer, solicitation or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The tender offer and consent solicitation is being made solely by the Company’s Offer to Purchase and Consent Solicitation Statement dated January 28, 2011.

ABOUT KRATON

Kraton Performance Polymers, Inc., through its operating subsidiary Kraton Polymers LLC and its subsidiaries, is a leading global producer of engineered polymers and one of the world’s largest producers of styrenic block copolymers (SBCs), a family of products whose chemistry was pioneered by Kraton almost 50 years ago. Kraton’s polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving, roofing and footwear products. The company offers approximately 800 products to more than 700 customers in over 60 countries worldwide, and is the only SBC producer with manufacturing and service capabilities on four continents. Kraton manufactures products at five plants globally, including its flagship plant in Belpre, Ohio, the most diversified SBC plant in the world, as well as plants in Germany, France, Brazil and Japan. The plant in Japan is operated by an unconsolidated manufacturing joint venture. For more information on the company, please visit www.kraton.com.

Kraton, the Kraton logo and design, and the “Giving Innovators their Edge” tagline are all trademarks of Kraton Polymers LLC.

Some of the statements in this press release, the Company’s Offer to Purchase and Consent Solicitation Statement and elsewhere contain forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports on Forms 10-K, 10-Q and 8-K, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other important factors that could cause the actual results, performance or our achievements, or industry results, to differ materially from historical results, any future results, or performance or achievements expressed or implied by such forward-looking statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this press release, the Company’s Offer to Purchase and Consent Solicitation Statement and elsewhere. Further description of these risks and uncertainties and other important factors are set forth under the heading “Cautionary Statements Regarding Forward-Looking Information” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, and in our other filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, conditions in the global economy and capital markets, our relationship with service providers and raw materials suppliers and limitations on the availability of raw materials we need to produce our products.

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